Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Dr. Wood Dale, IL 60191 www.psiengines.com

POWER SOLUTIONS INTERNATIONAL, INC. REPORTS FOURTH

QUARTER AND FULL YEAR 2013 RESULTS

Fourth quarter net sales up 17% year over year

Fourth quarter adjusted net income of $2,621,000 or $0.24 per diluted common share,

which excludes warrant revaluation

Fourth quarter net loss of $3,752,000 or $0.36 per diluted common share

Wood Dale, IL –February 27, 2014 - Power Solutions International, Inc. (Nasdaq: PSIX), a leader in the design, engineering and manufacture of emissions-certified alternative-fuel and conventional power systems, today announced its financial results for the fourth quarter and year ended December 31, 2013.

Fourth Quarter 2013 Results

Net sales for the fourth quarter of 2013 were $61,500,000, an increase of 17% from $52,452,000 in the fourth quarter of 2012. Contributing to the sales increase was continued strong growth in the Company’s heavy-duty power generation systems and in aftermarket sales.

Operating income was $3,925,000, an increase of 30% from $3,014,000 in the fourth quarter of 2012. Operating margin of 6.4% in the current quarter increased from 5.7% in the comparable prior year period and was unchanged from the third quarter of 2013.

Other expense for the fourth quarter includes a non-cash charge of $6,373,000, or $0.60 per diluted common share, resulting from an increase in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. The increase in the estimated fair value of this warrant liability was primarily related to the increase in the Company’s stock price in the fourth quarter.

The net loss for the fourth quarter of 2013, which included the warrant revaluation adjustment, was $3,752,000, or $0.36 per diluted common share. This compares to net income of $745,000 or $0.08 per diluted common share for the fourth quarter of 2012, which also included a warrant revaluation adjustment.

Net income for the fourth quarter of 2013, adjusted to remove the warrant revaluation impact was $2,621,000, or $0.24 per diluted common share. This compares to adjusted net income for the fourth quarter of 2012 of $1,973,000 or $0.21 per diluted common share, which is also adjusted to remove the warrant revaluation impact. In addition, adjusted net income for the fourth quarter of 2012 included an adjustment to remove costs of $206,000 ($124,000 after tax or $0.01 per diluted common share) incurred in connection with lease termination costs.

Summary of Diluted EPS Attributable to Common Stockholders

“Adjusted” removes the impact of warrant revaluation and facility consolidation costs(Q4 2012)

	Q4 2013	Q3 2013	Q4 2012
EPS	$(0.36)	$(0.97)	$0.08
Adjusted EPS	$0.24	$0.24	$0.21
Diluted shares	10,507,769	10,266,176	9,078,287
Adjusted diluted shares	11,023,685	10,770,687	9,078,287

“Our solid performance in the fourth quarter capped a very successful year for PSI,” stated Gary Winemaster, Chairman and Chief Executive Officer of Power Solutions. “In the quarter we sustained double-digit year-over-year sales growth, expanded our gross margins, and grew operating income 30% year over year. We are exiting 2013 in our best financial shape ever. Having raised $35 million in a public offering along with establishing a new $75 million credit facility, we have the financial resources to support our growth in 2014 and beyond. We look forward to capitalizing on the significant opportunities ahead.”

Full Year 2013 Results

Net sales for 2013 were $237,842,000, an increase of 18%, from $202,342,000 for 2012. The net loss for 2013 was $18,760,000 or $1.92 per diluted common share, compared to net income of $6,702,000, or $0.74 per diluted common share, for 2012. Adjusted net income for the year increased 27% to $9,433,000, or $0.92 per diluted common share, compared to $7,455,000 or $0.81 per diluted common share, last year.

2014 Outlook

The Company reiterates its previously issued outlook for sales growth in 2014. The Company continues to expect sales for the year in a range of $310 to $330 million.

Winemaster concluded, “PSI has both the market opportunity and the product offering to achieve our goals in 2014 and beyond. Demand remains robust for our large power systems in the oil and gas industry, and we expect this end market to significantly contribute to growth again in 2014. Our recently announced supply agreement with NACCO Materials Handling Group solidifies our visibility for growth as well. Finally, we remain excited about the on-road market, and look forward to continuing progress as our potential customers evaluate turnkey solutions for their medium-duty trucks.”

This outlook reflects the Company’s current estimates based on a number of factors, including but not limited to the timing of new product ramp-ups and the impact of global economic conditions on demand growth in its current markets. Please see the “Cautionary Note Regarding Forward-Looking Statements” below for additional risk factors.

Earnings Results Conference Call

The Company will discuss its financial results and outlook in a conference call on February 27, 2014 at 3:30 PM CST. The call will be hosted by Gary Winemaster, Chief Executive Officer, Eric Cohen, Chief Operating Officer, and Daniel Gorey, Chief Financial Officer.

Investors in the U.S. interested in participating in the call should dial +1 (888) 695-0612 and reference passcode 3365163. Those calling from outside the U.S. should dial +1 (719) 457-2619 and reference passcode 3365163. A telephone replay will be available approximately two hours after the call concludes through March 13, 2014 by dialing +1 (877) 870-5176 from the U.S. or +1 (858) 384-5517 from international locations, with passcode 3365163.

A simultaneous live webcast will be available on the Investor Relations section of the Company’s website at www.psiengines.com. The webcast will be archived on the website for one year.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The company’s unique in-house design, prototyping, engineering and testing capacities allows PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, diesel and gasoline.

PSI develops and delivers complete .97 to 22 liter power systems, including the new 8.8 liter engine aimed at the industrial and on-road markets, including: medium duty fleets, delivery trucks, school buses and garbage/refuse trucks. PSI power systems are currently used worldwide in power generators, forklifts, aerial lifts, and industrial sweepers, as well as in oil and gas, aircraft ground support, agricultural and construction equipment.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including the statements under “2014 Outlook” and other statements regarding the current expectations of Power Solutions International, Inc. (the “Company”) about its prospects and opportunities. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “outlook,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the development of the market for alternative fuel power systems; technological and other risks relating to the Company’s development of its 8.8 liter engine, introduction of other new products and entry into on-road markets (including the risk that these initiatives may not be successful); the timing of new product ramp-ups; the significant strain on the Company’s senior management team, support teams, manufacturing lines, information technology platforms and other resources resulting from rapid expansion of the Company’s operations; changes in environmental and regulatory policies; significant competition; global economic conditions (including their impact on demand growth); and the Company’s dependence on key suppliers. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Non-GAAP Financial Measures and Reconciliations

As used herein, “GAAP” refers to generally accepted accounting principles in the United States. The Company uses certain numerical measures in this press release which are or may be considered “Non-GAAP financial measures” under Regulation G. The Company has provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measures and associated reconciliations.

Reconciliation of Net (Loss) Income to Adjusted Net Income

(Dollar amounts in thousands)

	Three months ended December 31, 2013	Three months ended December 31, 2012
Net (loss) income	$(3,752)	$745
Non-cash expense from warrant revaluation	6,373	1,104
Facility consolidation costs	—	124
Adjusted net income	$2,621	$1,973

Reconciliation of Diluted EPS to Adjusted Diluted EPS

	Three months ended December 31, 2013	Three months ended December 31, 2012
(Loss) earnings per diluted common share	$(0.36)	$0.08
Non-cash expense from warrant revaluation	0.60	0.12
Facility consolidation costs	—	0.01
Adjusted earnings per diluted common share	$0.24	$0.21

Reconciliation of Net (Loss) Income to Adjusted Net Income

(Dollar amounts in thousands)

	Twelve months ended December 31, 2013	Twelve months ended December 31, 2012
Net (loss) income	$(18,760)	$6,702
Non-cash expense from warrant revaluation	28,031	448
Facility consolidation costs	—	305
Loss on debt extinguishment	162	—
Adjusted net income	$9,433	$7,455

Reconciliation of Diluted EPS to Adjusted Diluted EPS

	Twelve months ended December 31, 2013	Twelve months ended December 31, 2012
(Loss) earnings per diluted common share	$(1.92)	$0.74
Non-cash expense from warrant revaluation	2.82	0.04
Facility consolidation costs	—	0.03
Loss on debt extinguishment	0.02	—
Adjusted earnings per diluted common share	$0.92	$0.81

The Company believes supplementing its consolidated financial statements presented in accordance with GAAP with non-GAAP measures provides investors with useful information regarding the Company’s short-term and long-term trends. Adjusted net income and adjusted earnings per diluted common share are derived from GAAP results by excluding the non-cash impact related to the change in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. The Company excludes this non-operating, non-cash impact, as the Company believes it is not indicative of its core operating results or future performance. The warrant revaluation results from facts and circumstances that fluctuate in impact and is excluded by management in its forecast and evaluation of the

Company’s operational performance. Adjusted net income and adjusted earnings per diluted common share also include an adjustment to remove early lease termination costs and facility consolidation costs incurred in association with the relocation of the Company’s production, warehousing and administrative offices into new facilities in the three months ended September 30, 2012 and the three months ended December 31, 2012. In addition, adjusted net income and adjusted earnings per diluted common share also include an adjustment to remove a loss on debt extinguishment resulting from the Company entering into a new five-year, $75 million credit facility in the three months ended June 30, 2013. The Company excludes these facility relocation costs and debt extinguishment costs as they, similar to the warrants, are not indicative of the Company’s core operating results or future performance and are excluded by management in its forecast and evaluation of the Company’s operational performance.

Adjusted net income, adjusted earnings per diluted common share and other non-GAAP financial measures used and presented by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or as superior to, financial performance measures prepared in accordance with GAAP.

Contact:

Power Solutions International, Inc.

Daniel P. Gorey

Chief Financial Officer

+1 (630) 451-2290

dan.gorey@psiengines.com

ICR, LLC

Gary T. Dvorchak, CFA

Senior Vice President

+1 (310) 954-1123

gary.dvorchak@icrinc.com

Power Solutions International, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	December 31, 2013	December 31, 2012
ASSETS
Current assets
Cash	$6,306	$543
Accounts receivable, net	42,730	37,480
Inventories, net	55,986	39,968
Prepaid expenses and other current assets	2,173	1,910
Deferred income taxes	2,811	2,176

Total current assets	110,006	82,077
Property, plant & equipment, net	13,104	7,145
Other noncurrent assets	3,509	1,543

TOTAL ASSETS	$126,619	$90,765

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$24,444	$26,579
Income taxes payable	167	1,074
Compensation and benefits	3,758	2,396
Accrued liabilities	4,016	2,615

Total current liabilities	32,385	32,664
Long-term obligations
Revolving line of credit	17,933	30,942
Deferred income taxes	304	136
Private placement warrants	24,525	3,666
Other noncurrent liabilities	1,051	623

TOTAL LIABILITIES	76,198	68,031

COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS' EQUITY
Series A convertible preferred stock—$0.001 par value. Authorized: 114,000 shares. Issued and outstanding: -0- shares at December 31, 2013 and December 31, 2012.	—	—
Common stock—$0.001 par value. Authorized: 50,000,000 shares. Issued: 11,352,812 and 9,909,212 shares at December 31, 2013 and December 31, 2012, respectively. Outstanding: 10,521,887 and 9,078,287 shares at December 31, 2013 and December 31, 2012, respectively.	11	10
Additional paid-in-capital	57,308	10,862
(Accumulated deficit) retained earnings	(2,648)	16,112
Treasury stock, at cost, 830,925 shares at December 31, 2013 and December 31, 2012.	(4,250)	(4,250)

TOTAL STOCKHOLDERS' EQUITY	50,421	22,734

TOTAL LIABILITIES STOCKHOLDERS' EQUITY	$126,619	$90,765

Power Solutions International, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three months ended December 31, 2013	Three months ended December 31, 2012	Twelve months ended December 31, 2013	Twelve months ended December 31, 2012
Net sales	$61,500	$52,452	$237,842	$202,342
Cost of sales	49,699	44,006	193,316	168,425

Gross profit	11,801	8,446	44,526	33,917
Operating expenses:
Research & development and engineering	3,129	1,832	10,439	7,377
Selling and service	1,735	1,325	7,545	5,925
General and administrative	3,012	2,275	11,575	8,299

Total operating expense	7,876	5,432	29,559	21,601

Operating income	3,925	3,014	14,967	12,316
Other expense (income):
Interest expense	87	257	657	1,023
Loss on debt extinguishment	—	—	270	—
Private placement warrant expense	6,373	1,104	28,031	448
Other (income) expense, net	46	(94)	10	—

Total other expense	6,506	1,267	28,968	1,471

(Loss) Income before income taxes	(2,581)	1,747	(14,001)	10,845
Income tax provision	1,171	1,002	4,759	4,143

Net (loss) income	$(3,752)	$745	$(18,760)	$6,702

Weighted-average common shares outstanding:
Basic	10,507,769	9,078,287	9,779,457	9,068,846
Diluted	10,507,769	9,078,287	9,779,457	9,068,846
(Loss) earnings per common share:
Basic	$(0.36)	$0.08	$(1.92)	$0.74
Diluted	$(0.36)	$0.08	$(1.92)	$0.74

Power Solutions International, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollar amounts in thousands)

	Twelve months ended December 31, 2013	Twelve months ended December 31, 2012
Cash flows from operating activities
Net (loss) income	$(18,760)	6,702
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,568	1,105
Deferred income taxes	(467)	(716)
Share-based compensation expense	1,268	478
Increase in accounts receivable allowances	10	—
Increase in valuation of private placement warrants	28,031	448
Loss on investment in joint venture	39	—
Loss on disposal of assets	72	111
Loss on debt extinguishment	270	—
(Increase) decrease in operating assets:
Accounts receivable	(5,260)	(7,957)
Inventories	(16,018)	(6,575)
Prepaid expenses and other assets	(1,785)	(535)
Increase (decrease) in operating liabilities:
Accounts payable	(3,687)	2,473
Accrued liabilities	2,763	924
Income taxes payable	(445)	510
Other noncurrent liabilities	(34)	91

Net cash used in operating activities	(12,435)	(2,941)

Cash flows from investing activities
Purchases of property, plant and equipment	(6,007)	(3,890)
Investment in joint venture	(500)	—
Increase in cash surrender value of life insurance	(7)	(8)

	(6,514)	(3,898)
Cash flows from financing activities
Decrease in cash overdraft	—	(3,780)
Proceeds from stock offering	36,750	—
Net change in revolving line of credit	(13,009)	11,276
Payments on long-term debt and capital lease obligations	—	(64)
Proceeds from exercise of private placement warrants	4,412	178
Payment of withholding taxes for net settlement of share-based awards	(2,063)	—
Excess tax benefit from exercise of share-based awards	1,642	—
Cash paid for financing and transaction fees	(3,020)	(228)

Net cash provided by financing activities	24,712	7,382

Net change in cash	5,763	543
Cash at beginning of period	543	—

Cash at end of period	$6,306	543

Supplemental disclosures of cash flow information
Cash paid for interest	$660	912
Cash paid for income taxes	$4,869	4,353